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                              FIRST AMENDED AND RESTATED

                                    COMPANY AGREEMENT

                                           OF

                          SYNTROLEUM/SWEETWATER COMPANY, L.L.C.

                          A DELAWARE LIMITED LIABILITY COMPANY


                            EFFECTIVE AS OF JANUARY  12, 1998


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                               TABLE OF CONTENTS

ARTICLE 1    DEFINITIONS.........................................................  2

ARTICLE 2    FORMATION OF COMPANY................................................ 11
                  2.1      Formation............................................. 11
                  2.2      Name.................................................. 11
                  2.3      Principal Place of Business........................... 11
                  2.4      Registered Office and Registered Agent................ 11
                  2.5      Term.................................................. 11

ARTICLE 3    BUSINESS OF COMPANY................................................. 12

ARTICLE 4    NAMES AND ADDRESSES OF MEMBERS...................................... 12

ARTICLE 5    RIGHTS AND DUTIES OF MANAGER........................................ 12
                  5.1      Management............................................ 12
                  5.2      Number, Tenure and Qualifications..................... 13
                  5.3      Certain Powers of Manager............................. 13
                  5.4      Power of Others........................................14
                  5.5      Operating Committee....................................15
                  5.6      Limitations on Authority.............................. 18
                  5.7      Liability for Certain Acts............................ 19
                  5.8      Managers and Members Have No Exclusive
                            Duty to Company...................................... 19
                  5.9      Bank Accounts......................................... 19
                  5.10     Indemnification....................................... 19
                  5.11     Resignation........................................... 20
                  5.12     Removal............................................... 20
                  5.13     Vacancies............................................. 20
                  5.14     Compensation, Reimbursement, Organization Expenses.... 21
                  5.15     Right to Rely on the Manager.......................... 21

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ARTICLE 6    RIGHTS AND OBLIGATIONS OF MEMBERS................................... 22
                  6.1      Limitation of Liability............................... 22
                  6.2      Company Debt Liability................................ 22
                  6.3      Company Books......................................... 22
                  6.4      Priority and Return of Capital........................ 22
                  6.5      Dealing with Members...................................22

ARTICLE 7    MEETINGS OF MEMBERS................................................. 23
                  7.1      Annual Meeting........................................ 23
                  7.2      Special Meetings...................................... 23
                  7.3      Place of Meetings..................................... 23
                  7.4      Notice of Meetings.................................... 23
                  7.5      Meeting of all Members................................ 23
                  7.6      Record Date........................................... 23
                  7.7      Quorum................................................ 24
                  7.8      Manner of Acting...................................... 24
                  7.9      Proxies............................................... 24
                  7.10     Action by Members Without a Meeting................... 24
                  7.11     Waiver of Notice...................................... 25

ARTICLE 8    CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS.......................... 25
                  8.1      Initial Contributions................................. 25
                  8.2      First Closing; ECT Admission as Class B Member........ 25
                  8.3      Second Closing; Payment of Capital Commitments
                            of Additional Class B Members........................ 26
                  8.4      Additional Class A Members............................ 28
                  8.5      Capital Accounts...................................... 28
                  8.6      Withdrawal or Reduction of Members'
                             Contributions to Capital............................ 30

ARTICLE 9    ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND REPORTS....... 30
                  9.1      Allocations of Profits and Losses from Operations..... 30
                  9.2      Special Allocations to Capital Accounts and Certain

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                           Other Income Tax Allocations.......................... 30
                  9.3      Distributions......................................... 34
                  9.4      Structuring Fee........................................34
                  9.5      Limitation Upon Distributions......................... 35
                  9.6      Accounting Principles................................. 35
                  9.7      Interest On and Return of Capital Contributions....... 35
                  9.8      Loans to Company...................................... 35
                  9.9      Accounting Period..................................... 35
                  9.10     Records, Audits and Reports........................... 35
                  9.11     Returns and other Elections........................... 36

ARTICLE 10   TRANSFERABILITY, WITHDRAWAL AND CESSATION OF MEMBERSHIP............. 36
                  10.1     General............................................... 36
                  10.2     Right of First Refusal................................ 37
                  10.3     Right of Assignee as a Member......................... 40
                  10.4     Withdrawal............................................ 40
                  10.5     Dissociation of a Member.............................. 40

ARTICLE 11   ADDITIONAL MEMBERS.................................................. 42

ARTICLE 12   DISSOLUTION AND TERMINATION......................................... 43
                  12.1     Dissolution........................................... 43
                  12.2     Winding Up, Liquidation and Distribution of Assets.... 43
                  12.3     Return of Contribution Nonrecourse to Other Members... 45
                  12.4     Filing of Certificate of Cancellation ................ 46

ARTICLE 13   MISCELLANEOUS PROVISIONS............................................ 46
                  13.1     Notices............................................... 46
                  13.2     Application of Delaware Law........................... 46
                  13.3     Waiver of Action for Partition........................ 46
                  13.4     Amendments............................................ 47
                  13.5     Execution of Additional Instruments................... 47
                  13.6     Construction.......................................... 47

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                  13.7     Headings and Pronouns................................. 47
                  13.8     Waivers .............................................. 47
                  13.9     Rights and Remedies Cumulative........................ 47
                  13.10    Severability.......................................... 47
                  13.11    Successors and Assigns................................ 48
                  13.12    Creditors............................................. 48
                  13.13    Counterparts ......................................... 48
                  13.14    Investment Representations ........................... 48
                  13.15    Limitation on Damages ................................ 49

EXHIBIT A ....................................................................... 51
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         FIRST AMENDED AND RESTATED COMPANY AGREEMENT

     This First Amended and Restated Company Agreement (the "Company
Agreement") of Syntroleum/Sweetwater Company, L.L.C., a Delaware limited liability company (the "Company"), is made and entered into effective as of the 12th day of January, 1998 (the "Effective Date"), by and among Syntroleum
Corporation, an Oklahoma corporation ("Syntroleum"), SLH Corporation, a
Kansas corporation ("SLH"), Enron Capital & Trade Resources Corp., a Delaware corporation ("ECT"), and such other Persons who shall be admitted as Members of the Company as provided herein (each a "Member" and collectively the "Members").

                                     RECITALS

     A. The Company is a Delaware limited liability company formed on October
6, 1997 under the Act.

     B. The Company was formed to construct, start up, own and operate the Plant and to sell the products produced at the Plant.

     C. The original Members of the Company entered into the Original
Company Agreement effective May 6, 1997.

     D. The Members desire to amend and restate the Original Company
Agreement for the purpose of setting forth in detail their amended and restated agreement with respect to the ownership and operation of the Company.

     In consideration of the mutual covenants and conditions hereinafter set forth, the Members hereby agree that the terms of this Company Agreement governing the Company shall be as follows from and after the Effective Date.

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                                 CONFIDENTIAL



                                     ARTICLE 1
                                   DEFINITIONS

     The following terms used in this Company Agreement shall have the following meanings (unless otherwise expressly provided herein);

     (a) "ACT" means the Delaware Limited Liability Company Act, Title 6,
Delaware Code, Sections 18-101 et seq., as it may be amended from time to time, and any successor to such Act.

     (b) "ADDITIONAL CLASS B MEMBER" means any Person admitted to the Company as a Class B member pursuant to SECTION 8.3.

     (c) "AFFILIATE" of a Person means (I) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other
Person for which a Person described in clause (ii) acts in any such capacity.

     (d) "ANNUAL BUDGET" means the annual budget established by the Manager and approved by the Operating Committee under SECTION 5.3(b).

     (e) "AVAILABLE CASH" means the amount determined by the Manager under the provisions of SECTION 9.3 to be available for distribution to Members.

     (f) "BANKRUPT MEMBER" means a Member who:

         (i)  has become the subject of an Order for Relief under the United
     States Bankruptcy Code;

        (ii) has initiated, either in an original proceeding or by way of answer in any state insolvency or receivership proceeding, an action for liquidation arrangement, composition, readjustment, dissolution, or similar relief.

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     (g)   "CAPITAL ACCOUNT" as of any given date means the Capital Account of a Member or Economic Interest Owner established and maintained pursuant to
Article 8.

     (h) "CAPITAL COMMITMENT" means the amount which a Member has agreed to contribute to the capital of the Company under SECTION 8.1, 8.2, or 8.3.

     (i) "CAPITAL CONTRIBUTION" means any contribution to the capital of the Company in cash or property by a Member or Economic Interest Owner whenever made.

     (j) "CERTIFICATE OF FORMATION" means the Certificate of Formation of the Company as filed with the Secretary of State of Delaware on May 6, 1997, and as the same may be amended, amended and restated or otherwise modified from time to time.

     (k)   "CLASS A MEMBER" means Syntroleum and any assignee of Syntroleum's
Membership Interest or Economic Interest and any Person otherwise admitted to the Company as a Class A Member under the terms of this Agreement.

     (l) "CLASS B MEMBER" means SLH, and any Person otherwise admitted to the Company as a Class B Member under SECTIONS 8.2 and 8.3.

     (m) "CODE" means the Internal Revenue Code of 1986 or corresponding provisions of subsequent superseding federal revenue laws.

     (n) "COMPANY" means Syntroleum/Sweetwater Company, L.L.C., a Delaware limited liability company.

     (o)  "COMPANY AGREEMENT" means this Amended and Restated Company
Agreement as originally executed and as amended, amended or restated, or otherwise modified from time to time.

     (p) "CONTRACTOR" means a licensed U.S. engineering or construction contractor designated by the Manager to perform the detailed design, engineering, procurement and construction work for the Plant if and when such work is not being performed by Syntroleum.

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     (q)   "CONVERSION PROCESS" shall have the same meaning as given in the
License Agreement between the Company and Syntroleum.

     (r) "DEFICIT CAPITAL ACCOUNT" means with respect to any Member or Economic Interest Owner, the deficit balance, if any, in such Member's or Economic Interest Owner's Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

           (i) credit to such Capital Account any amount which such Member or Economic Interest Owner is obligated to restore under Section
     1.704-1(b)(2)(ii)(c) of the Treasury Regulations, as well as any addition thereto pursuant to the next to last sentence of Sections
     1.704-2(g)(1) and (i)(5) of the Treasury Regulations, after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Section 1.704-2(d) of the Treasury Regulations) and in the minimum gain attributable to any partner nonrecourse debt (as determined under Section 1.704-2(i)(3) of the Treasury Regulations); and

         (ii)  debit to such Capital Account the items described in Sections
     1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

This definition of Deficit Capital Account is intended to comply with the provisions of Treasury Regulations Sections 1.704-1(b)(2)(ii)(d) and 1.704-2, and will be interpreted consistently with those provisions.

     (s) "DEPRECIATION" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset
Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis;
provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

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     (t)  "ECONOMIC INTEREST" means a Member's or Economic Interest Owner's share of one or more of the Company's Net Profits, Net Losses and distributions of the Company's assets pursuant to this Company Agreement, but shall not include any right to participate in the management or affairs of the Company, including, the right to vote on, consent to or otherwise participate in any decision of the Members or Managers.

     (u) "ECONOMIC INTEREST OWNER" means the owner of an Economic Interest who is not a Member.

     (v) "EFFECTIVE DATE" means the date set forth in the first paragraph of this Company Agreement.

     (w) "ENTITY" means any general partnership, limited partnership, limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

     (x) "EPC AGREEMENT" means the engineering, procurement and construction agreement to be entered into between the Company and the Contractor for the design, engineering and construction of the Plant.

     (y) "FIRST CLOSING" means the date upon which Syntroleum, SLH and ECT shall execute this Company Agreement and ECT shall be admitted to the Company as a Class B Member pursuant to Section 8.2.

     (z) "FISCAL YEAR" means the Company's fiscal year, which shall be the calendar year.

     (aa) "GIFTING MEMBER" means any Member who gifts, bequeaths or otherwise transfers for no consideration (by operation of law or otherwise, except with respect to bankruptcy) all or any part of its Membership Interest or Economic Interest.

     (bb) "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

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         (i)  The initial Gross Asset Value of any asset contributed by a
     Member or Economic Interest Owner to the Company shall be the gross fair market value of such asset, as determined by the contributing
     Member or Economic Interest Owner and the Manager, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to SECTION 8.1 hereof shall be as set forth therein, and provided further that, if the contributing Member is a Manager, the determination of the fair market value of any other contributed asset shall require the consent of the other Members owning greater than 50%
     of the Membership Interest (determined without regard to the Membership
     Interest of such contributing Member);

         (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager as of the following times: (a) the acquisition of an additional interest by any new or existing Member or Economic Interest Owner in exchange for more than a DE MINIMIS contribution of property (including money); (b) the distribution by the Company to a Member or Economic Interest Owner of more than a DE
     MINIMIS amount of property as consideration for a Membership Interest or Economic Interest; and (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members or Economic Interest Owners in the Company;

         (iii) The Gross Asset Value of any Company asset distributed to any Member or Economic Interest Owner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Manager, provided that, if the distributee is a Manager, the determination of the fair market value of the distributed asset shall require the consent of the other Members owning greater than 50% of the Membership Interest (determined without regard to the Membership Interest of the distributee Member); and

         (iv)  The Gross Asset Values of Company assets shall be increased
     (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such

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                                 CONFIDENTIAL

    adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and SECTION 8.3 and subparagraph (iv) under the definition of Net Profits and Net Losses;
    provided, however, that Gross Asset Values shall not be adjusted pursuant to this definition to the extent the Manager determines that an adjustment pursuant to subparagraph (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv) of this definition, then such Gross Asset
Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net
Losses.

     (cc) "LAND" means the land to be acquired by lease or purchase by the Company or by contribution by a Member to the Company, upon which the Plant is to be built, together with all buildings and improvements thereon, including the Plant to be constructed thereon, and all appurtenant easements, other appurtenances, and all fixtures and equipment required for the operation thereof.

     (dd) "LENDER" means one or more Persons from whom the Company borrows money (including secured senior and subordinated borrowings) to design, engineer, construct, start up and initially operate the Plant.

     (ee) "LICENSE AGREEMENT" means the site license agreement between Syntroleum and the Company dated as of the Effective Date pursuant to which the Company has received or will receive a non-exclusive site license to practice the Conversion Process at the Plant.

    (ff) "LOAN" means one or more loans from one or more Lenders to the Company (including secured senior and subordinated loans) in the aggregate principal sum of up to that amount which is necessary, in the opinion of the Manager, to design, engineer, construct, start up and initially operate the Plant.

    (gg) "MANAGER" means Syntroleum or any other Person or Persons that succeed it in that capacity. References to the Manager in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural or

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                                 CONFIDENTIAL

the masculine or feminine reference, as the case may be.

    (hh) "MEMBER" means each Person who executes a counterpart of this Company Agreement as a member (whether Class A or Class B) and each Person who may hereafter become a member. To the extent a Manager has purchased
Membership Interests in the Company, such Manager will have all the rights of a Member with respect to such Membership Interests, and the term "Member" as used herein shall include a Manager to the extent such Manager has purchased such Membership Interests in the Company. If a Person is a Member immediately prior to the purchase or other acquisition by such Person of an Economic
Interest, such Person shall have all the rights of a Member with respect to such purchased or otherwise acquired Membership Interest or Economic
Interest, as the case may be. Any reference to Members shall mean both Class
A Members and Class B Members, collectively.

    (ii) "MEMBERSHIP INTEREST" means a Member's entire interest in the Company including such Member's Economic Interest and any right to participate in the management or affairs of the Company, including, the right to vote on, consent to or otherwise participate in any decision of the Members or Managers granted hereby or by the applicable provisions of the Act and such other rights and privileges that the Member may enjoy by being a Member. The percentage Membership Interest of each Member is as set forth on EXHIBIT A.

    (jj) "MEMBERSHIP INTEREST PURCHASE AGREEMENT" means the purchase agreement between the Company and a Member pursuant to which such Member acquires a Membership Interest in the Company and containing such terms and conditions as may be agreed upon by the Company and such Member.

   (kk) "NET PROFITS" and "NET LOSSES" means for each taxable year of the Company an amount equal to the Company's net taxable income or loss for such year as determined for federal income tax purposes (including separately stated items) in accordance with the accounting method and rules used by the Company and in accordance with Section 703 of the Code with the following adjustments:

              (i) Any items of income, gain, loss and deduction allocated to Members pursuant to SECTION 9.2 shall not be taken into account in computing Net Profits or Net Losses;

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              (ii)  Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net
      Profits and Net Losses (pursuant to this definition) shall be added to such taxable income or loss;

             (iii)  Any expenditure of the Company described in
      Section 705(a)(2)(B) of the Code and not otherwise taken into account in computing Net Profits and Net Losses (pursuant to this definition) shall be subtracted from such taxable income or loss;

              (iv) In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (ii) or (iii) of the definition of Gross
      Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits and Net Losses;

              (v) Gain or loss resulting from any disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Gross Asset
      Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

             (vi) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal
      Year; and

            (vii) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or
      Section 743(b) of the Code is required pursuant to
      Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Membership Interest or Economic Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses.


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    (ll)  "OPERATING COMMITTEE" means the committee of Members created pursuant to Section 5.5.

    (mm) "ORIGINAL COMPANY AGREEMENT" means the Operating Agreement of the Company as originally executed effective May 6, 1997.

    (nn) "PAYOUT" means cash distributions to a Member in an amount equal to such Member's aggregate Capital Contributions plus a simple annual return of 30%.

    (oo) "PERSON" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so permits.

    (pp) "PLANT" means the commercial facility to be designed and constructed by the Company with the use of the proceeds from Capital
Contributions and Loan to practice the Conversion Process under the License Agreement.

    (qq)  "REPUBLIC" means Republic Financial Corporation.

    (rr) "RESERVES" means, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Manager for working capital and to pay taxes, insurance, debt service, obligations, losses or other costs or expenses incident to the ownership or operation of the Company's business.

    (ss)  "SECOND CLOSING" means the date upon which the Class B
Members are required to pay the remaining balance of their Capital
Commitments and Additional Class B members, if any, are admitted to the Company, all as provided in SECTION 8.3.

    (tt) "SELLING MEMBER" means any Member or Economic Interest Owner which sells, assigns, or otherwise transfers for consideration all or any portion of its Membership Interest or Economic Interest.

    (uu) "TRANSFERRING MEMBER" collectively means a Selling Member and a Gifting Member.

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    (vv)  "TREASURY REGULATIONS" means proposed, temporary and final regulations promulgated under the Code in effect from time to time and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

    (ww)  "UNITS" means the units of Membership Interest (either Class A or
Class B) issued to Members hereunder.

                                 ARTICLE 2
                             FORMATION OF COMPANY

     2.1 FORMATION. On May 6, 1997, the Company was organized by executing and filing the original Certificate of Formation with the Delaware Secretary of State in accordance with and pursuant to the Act.

     2.2  NAME. The name of the Company is Syntroleum/Sweetwater
Company, L.L.C.

     2.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be 400 South Boston, Suite 1000, Tulsa, Oklahoma
74103-5023. The Company may locate its places of business and registered office at any other place or places as the Manager may from time to time deem advisable.

   2.4 REGISTERED OFFICE AND REGISTERED AGENT. The Company's registered office shall be at the office of its registered agent at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware, and the name of its registered agent at such address shall be The
Corporation Trust Company. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Delaware Secretary of State pursuant to the Act.

   2.5 TERM. The term of the Company shall be perpetual, unless the Company is earlier dissolved in accordance with either the provisions of this Company Agreement or the applicable provisions of the Act.

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                                  ARTICLE 3
                            BUSINESS OF COMPANY

     The business of the Company shall be to design, engineer, construct
(or cause to be designed, engineered and constructed), start up, own and operate the Plant and market all products produced at the Plant. Without limiting the foregoing, the Company shall have and exercise all other powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Act, and may engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

                                 ARTICLE 4
                      NAMES AND ADDRESSES OF MEMBERS

     The names and addresses of the Members are as follows:

              NAME                                        ADDRESS

     Syntroleum Corporation, an                1350 South Boulder, Suite 1100
     Oklahoma corporation                      Tulsa, Oklahoma  74119

     SLH Corporation, a                        5000 West 95th Street, Suite 260
     Kansas corporation                        Shawnee Mission, Kansas  66207

     Enron Capital & Trade Resources Corp.,    P.O. Box 4428
     a Delaware corporation                    Houston, Texas  77210-4428


                                 ARTICLE 5
                       RIGHTS AND DUTIES OF MANAGER

     5.1 MANAGEMENT. The business and affairs of the Company shall be managed by Syntroleum which is hereby appointed as the Manager. Except when approval of the Members or approval of the Operating Committee under SECTION
5.5 is expressly required by this Company Agreement, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business.

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     5.2  NUMBER, TENURE AND QUALIFICATIONS. The Company shall initially have one Manager. The number of Managers of the Company shall be one unless a different number is fixed from time to time by the affirmative vote of all
Members, but in no instance shall there be less than one Manager. The Manager shall hold office until it is removed pursuant to SECTION 5.12. Any successor
Manager shall be appointed by the affirmative vote of all Members. Managers need not be residents of the State of Delaware or Members of the Company.

     5.3  CERTAIN POWERS OF MANAGER. Without limiting the generality of
SECTION 5.1, subject to the provisions of SECTION 5.5 below, the Managers shall have power and authority, on behalf of the Company:

          (a)   to negotiate and enter into the License Agreement;

          (b) to acquire by lease or purchase the Land for the construction of the Plant;

          (c) to negotiate and enter into the EPC Agreement with the Contractor and such other agreements necessary for the design, engineering, construction start up and operation of the Plant;

          (d) to negotiate the terms of one or more Loans and to borrow funds from one or more Lenders for the design, engineering, construction, start-up, and initial operation of the Plant;

          (e) to design, engineer, construct (or cause to be designed, engineered and constructed), start up, own and operate the Plant;

          (f) to borrow money for the Company from banks, other lending institutions, on such terms as the Manager deems appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Company except by the Manager, or by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Manager;

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          (g)   to purchase property, casualty, liability and other insurance to protect the Company's property and business;

          (h) to hold and own any Company real and personal properties in the name of the Company;

          (i) to invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

          (j) to execute on behalf of the Company all instruments and documents, including, without limitation: checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements;
     financing statements; documents providing for the acquisition, mortgage or disposition of the Company's real and personal property; assignments;
     bills of sale; leases; partnership agreements; operating agreements of other limited liability companies; and any other instruments or documents necessary, or appropriate, in the opinion of the Manager, to the business of the Company;

          (k) to employ accountants, legal counsel, agents or other experts or professionals to perform services for the Company and to compensate them from Company funds; and

          (l) to do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

     5.4  POWERS OF OTHERS. Unless authorized to do so by this Company
Agreement or by the Manager, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniary for any purpose. No
Member shall have any power or authority to bind the Company unless the Member has been authorized by the Manager to act as an agent of the Company in accordance with the previous sentence.

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     5.5   OPERATING COMMITTEE.

          (a)   The Company shall at all times have a committee of Members (the
     "Operating Committee") consisting of one representative from each Member.

          (b)   The Committee shall have the responsibility to:

                (i) develop and approve annual budgets (in each instance, the "Annual Budget") for the Company, which approval shall require the affirmative vote of 51% of the Membership Interest represented by the Members of the Operating Committee, which vote must include the affirmative vote of at least two members of the Operating Committee;

                (ii)   approve the design and engineering of the Plant;

                (iii)  approve the EPC Agreement;

                (iv) ratify the appointment of, and approve, outside auditors, attorneys and engineering firms for the Company;

                (v)    monitor the performance of the Manager;

                (vi) meet at least once each year review the status of the Company;

                (vii) oversee the affairs of the Company upon liquidation or dissolution pursuant to ARTICLE 12; and

                (viii) perform such other tasks or duties as are specifically set forth in this Agreement and all activities necessary to, in connection with or incidental to any of the foregoing.

          (c) Each member of the Operating Committee shall be required to undertake to perform such duties and only such duties as are set forth in this SECTION 5.5 and, without limiting the generality of the foregoing, no member of the Operating Committee shall be expected or required to present, disclose to or otherwise advise the Company of any investment or other business opportunity which comes to the attention of such member.

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          (d)   The members of the Operating Committee shall not
     be liable with respect to any action taken or omitted to be taken by such members in good faith in accordance with the direction, approval or consent of the requisite percentage in interest of the Members set forth in this Agreement with respect to any action which may be directed, approved, or consented to by the
     Members.

          (e) The members of the Operating Committee may rely, and shall be protected in acting, or refraining from acting in good faith on any information, opinions, certificates, reports or statements, including financial statements and financial data, prepared or presented by (I) the officers or employees of the Manager, or (ii) counsel, public accountants, engineers or other personnel as to matters within such person's professional or expert competence.

          (f) The members of the Operating Committee may consult with counsel, and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or omitted in good faith in accordance with such advice or opinion Fees and disbursements of any such counsel shall be paid by the Company.

          (g) No member of the Operating Committee shall be liable for any action taken or omitted in good faith, unless the member is judicially determined to have been guilty of gross negligence, willful misconduct, fraud or breach of this Company Agreement. In the absence of gross negligence, bad faith, willful misconduct, a willful breach of the Company Agreement on the part of the member, the Company shall, to the fullest extent permitted by law, indemnify and hold harmless each such member of the Operating Committee (and their respective heirs and legal and personal representatives) from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigation or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any such member and arise out of or in connection with serving on the Operating Committee; PROVIDED, that a member of the Operating Committee shall not be entitled to indemnification with respect to economic losses incurred by such person as a result of its owning an interest in the Company and, PROVIDED FURTHER, that nothing in this Agreement shall constitute a waiver or limitation of any rights which a Member or the Company may have under applicable law and which may not be waived. The termination of any

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     proceeding by settlement, judgment, order, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, or by itself, create a presumption that such member's conduct constituted fraud, bad faith, willful misconduct, gross negligence or a violation of applicable laws or willful breach of this Company Agreement. The satisfaction of any indemnification and any holding harmless pursuant to this Section
     5.5(g) shall be from and limited to Company assets, and no Member shall have any personal liability on account thereof; PROVIDED FURTHER, that any Person entitled to indemnification from the Company hereunder shall obtain the written consent of the Manager (which consent shall not be unreasonably withheld) prior to entering into any compromise or settlement which would result in an obligation of the Company to indemnify such Person.

          (h) CONFIDENTIALITY. Each member of the Operating Committee shall keep confidential all matters involving (i) the Company and (ii) any other member of the Operating Committee, until such time as there shall have been general public disclosure of such matters or unless such matters have become matters of public record or common knowledge.

          (i) VOTES OF THE OPERATING COMMITTEE. The Operating Committee shall act by the affirmative vote of at least 51% of the aggregate
     Membership Interest represented by the members of the Operating
     Committee except as otherwise specified. A majority of the Membership
     Interest represented by the members of the Operating Committee shall constitute a quorum. With respect to any vote taken by the Operating
     Committee during a period in which the Company is not operating in a manner so that it is meeting the Annual Budget for that period, the approval of any such matter shall require a majority vote of the Membership Interest represented on the Operating Committee which vote must include the affirmative vote of at least two members of the Operating Committee.

          (j) Meetings of the Operating Committee shall be held no fewer than four times per year at any place within the United States and within or without the State of Delaware. The time and place for holding meetings of the Operating Committee shall be fixed by the Operating Committee.

          (k) Regular meetings of the Operating Committee may be held without notice if the time and place of the meetings are fixed by the Operating Committee. Special meetings shall be held upon two days' notice to members. Notice of a meeting need not be given to any Operating Committee member who submits a signed waiver of notice whether before or

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     after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. A notice or waiver of notice need not specify the purpose of any regular or special meeting.

          (l) Members of the Operating Committee may participate in a meeting by means of conference telephone or other similar communications equipment which enable all persons participating in the meeting to hear each other, and participation in a meeting by such means shall constitute present at such meeting.

     5.6 LIMITATIONS ON AUTHORITY. Notwithstanding any other provision of this Company Agreement, the Manager shall not cause the Company to do any of the following without the express written consent of all Members:

          (a) sell or otherwise dispose of all or substantially all of the Company's assets, or merge, consolidate, acquire or combine with another
     Entity;

          (b) mortgage, pledge, or grant a security interest in any property of the Company, other than in connection with a Loan;

          (c) lend money to or guaranty or become a surety for the obligations of any Person;

          (d) borrow any amounts in excess of the Loan or the amount set forth in the Annual Budget;

          (e) expend any amounts in excess of the amounts set forth in the Annual Budget;

          (f) confess any judgment against the Company, file any petition for bankruptcy or make any assignment for the benefit of creditors in any bankruptcy, insolvency, receivership or similar proceedings;

          (g) change the character of the business of the Company as described in ARTICLE 3 of this Company Agreement; or

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          (h)   make any material modification, change or amendment to any agreement or arrangement which is the subject of the matters referred to in subclauses (a) through (g) above.

     5.7 LIABILITY FOR CERTAIN ACTS. The Manager does not, in any way, guarantee the return of the Members' or Economic Interest Owners' Capital
Contributions or a profit for the Members or Economic Interest Owners from the operations of the Company. The Manager shall not be liable to the Company or to any Member or Economic Interest Owner for any loss or damage sustained by the Company or any Member or Economic Interest Owner, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct, intentional breach of this Company Agreement or a wrongful taking by the Manager.

     5.8   MANAGERS AND MEMBERS HAVE NO EXCLUSIVE DUTY TO COMPANY. The
Manager shall not be required to manage the Company as its sole and exclusive function and it (and any Member) may have other business interests and may engage in other activities in addition to those relating to the Company.
Neither the Company nor any Member or Economic Interest Owner shall have any right, by virtue of this Company Agreement, to share or participate in such other activities of the Manager and/or Member or Economic Interest Owner or to the income or proceeds derived therefrom. Neither the Manager nor any Member or Economic Interest Owner shall incur any liability to the Company or to any of the other Members or Economic Interest Owner as a result of engaging in any other business or venture.

     5.9 BANK ACCOUNTS. The Manager may from time to time open bank accounts in the name of the Company, and the Manager shall be the sole signatory thereon.

     5.10 INDEMNIFICATION. Notwithstanding any other provision of this Company Agreement, no Manager shall be liable to any Member or Economic
Interest Owner or the Company with respect to any act performed or neglected to be performed in good faith and in a manner which such Manager believed to be necessary or appropriate in connection with the ordinary and proper conduct of the Company's business or the preservation of its property, and consistent with the provisions of this Agreement. The Company shall indemnify the Manager for, and hold it harmless from, any liability, whether civil or criminal, and any loss, damage, or expense, including reasonable attorneys' fees, incurred in connection with the ordinary and proper conduct of the Company's business and the preservation of its business and property, or by reason of the fact that such Person is or was a Manager, provided the Manager to be indemnified acted in good faith and in a manner

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such Manager believed to be consistent with the provisions of this Agreement;
and provided further that with respect to any criminal action or proceeding, the Manager to be indemnified had no reasonable cause to believe the conduct was unlawful. In connection with any claim of indemnification under this
SECTION 5.10, the Company shall make advances for expenses to the maximum extent permitted by the Act provided that such expenses shall be refunded to the Company if it is ultimately determined by a court of competent jurisdiction that the Manager was not entitled to indemnification under this
Section 5.10. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent shall not of itself create a presumption that indemnification is not available under this SECTION 5.10. The obligation of the Company to indemnify any Manager under this SECTION 5.10 shall be satisfied out of Company assets only, and if the assets of the Company are insufficient to satisfy its obligation to indemnify any Manager, such Manager shall not be entitled to contribution from any Member.

     5.11 RESIGNATION. The Manager of the Company may resign at any time by giving not less than sixty (60) days written notice to each of the Members of the Company. The resignation of any Manager shall take effect sixty (60) days after delivery of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member or Economic Interest Owner shall not affect the Manager's rights as a Member or Economic Interest Owner and shall not constitute a withdrawal of a Member or Economic Interest Owner.

     5.12 REMOVAL. At a meeting called expressly for that purpose, the Manager may be removed at any time, with or without cause, by the affirmative vote of all of the Members. The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

     5.13 VACANCIES. Any vacancy occurring for any reason in the position of Manager shall be filled by the affirmative vote of all Members.

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         5.14     COMPENSATION, REIMBURSEMENT, ORGANIZATION EXPENSES

                  (a) Other than as set forth in this SECTION 5.14, neither the Manager nor any Member shall be entitled to compensation from the Company for services rendered to the Company.

                  (b)      The Manager shall be reimbursed by the
         Company for all direct expenses of the Manager related to the business of the Company, expenses incurred by the Manager on behalf of the Company or at the Company's request plus an allocable portion of the Manager's total overhead not to exceed an amount of $500,000 per year.

                  (c)      The Manager shall cause the Company to
         make an appropriate election to treat the expenses incurred by the Company in connection with the formation and organization of the Company to be amortized over the 60-month period beginning with the month in which the Company begins business to the extent that such expenses constitute
         "organizational expenses" of the Company within the meaning of Code Section 709(b)(2).

         5.15     RIGHT TO RELY ON THE  MANAGER. Any Person dealing with the
Company may rely (without duty of further inquiry) upon a certificate signed by the Manager as to:

                  (a)      the identity of any Manager, Member or
         Economic Interest Owner;

                  (b)      the existence or nonexistence of any
         fact or facts which constitute a condition precedent to acts on behalf of the Company by any Manager or which are in any other manner germane to the affairs of the Company;

                  (c) the Persons who are authorized to execute and deliver any instrument or document of the Company; or

                  (d) any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member or Economic Interest Owner.

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                                    ARTICLE 6
                       RIGHTS AND OBLIGATIONS OF MEMBERS

         6.1      LIMITATION OF LIABILITY.  Each Member's or Economic
Interest Owner's  liability shall be limited as set forth in this Company
Agreement, the Act and other applicable law.

         6.2 COMPANY DEBT LIABILITY. Anything herein to the contrary notwithstanding, except as otherwise expressly agreed in writing, a Member or Economic Interest Owner will not be personally liable for any debts, liabilities or losses of the Company, whether to the Company, another
Member or to creditors of the Company, beyond its respective Capital
Contributions and any obligation of the Member or Economic Interest Owner under ARTICLE 8 to make Capital Contributions, or as otherwise required by law. The Manager shall not have the right, absent the written consent of a Member, to obligate such Member to guarantee any obligation of the Company.

         6.3      COMPANY BOOKS.  In accordance with SECTION 9.9, the
Manager shall maintain and preserve, during the existence of the Company, all accounts, books, and other relevant Company documents. Upon reasonable request, and for a proper company purpose, each Member shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting Member's expense.

         6.4 PRIORITY AND RETURN OF CAPITAL. Except as may be expressly provided in ARTICLE 9, no Member or Economic Interest Owner shall have priority over any other Member or Economic Interest Owner, either as to the return of Capital Contributions or as to Net Profits, Net
Losses or distributions; provided that this SECTION 6.4 shall not apply to loans (as distinguished from Capital Contributions) which a Member or Economic Interest Owner has made to the Company.

         6.5     DEALING WITH MEMBERS.  The fact that a Member, an
Affiliate of a Member or any employee, consultant or agent of a Member, is, or is directly or indirectly interested in or connected with any Person that is, employed by the Company to render or perform a service, or from or to whom the Company may buy or sell any property or have other business dealings, shall not prohibit the Company from employing such Member, Affiliate or other Person or from dealing with him, her or it and neither the Company nor any of the other Members shall have any rights in or to any income or profits derived therefrom by such other Person.


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                                    ARTICLE 7
                              MEETINGS OF MEMBERS

         7.1 ANNUAL MEETING. The annual meeting of the Members shall be held on the third Tuesday in March or at such other time as shall be determined by resolution of the Members, commencing with the year 1998, for the purpose of the transaction of such business as may come before the meeting.

         7.2 SPECIAL MEETINGS. Special meetings of the Members, for any purpose or purposes, may be called by the Manager or by any Member holding at least 10% of the Company's aggregate Membership Interest.

         7.3 PLACE OF MEETINGS. The Manager may designate any place as the location for any meeting of the Members. If no designation is made, the place of meeting shall be the principal executive office of the Company.

         7.4 NOTICE OF MEETINGS. Except as provided in SECTION 7.5, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than three nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the Manager or the Member or Members calling the meeting, to each Member entitled to vote at such meeting.

         7.5 MEETING OF ALL MEMBERS. If all of the Members shall meet at any time and place, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken by the Members.

         7.6 RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this SECTION 7.6, such determination shall apply to any adjournment of such meeting.

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         7.7      QUORUM.  Members holding an aggregate of more than 50% of
the total  Membership Interest held by all Members, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Membership Interests so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Membership Interests whose absence would cause less than a quorum.

         7.8 MANNER OF ACTING. The affirmative vote of Members holding an aggregate of more than 50% of the total Membership Interest held by all Members shall be the act of the Members. Unless otherwise expressly provided herein or required under applicable law, Members who have an interest
(economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent may vote or consent upon any such matter and their Membership Interest, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Members.

        7.9 PROXIES. At all meetings of Members a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         7.10 ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents or approvals describing the action taken and signed by Members holding sufficient
Membership Interests to approve such action had such action been properly voted on at a duly called meeting of the Members. Action taken under this
SECTION 7.10 is effective when Members with the requisite Membership
Interests have signed the consent or approval, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent. The Manager shall

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provide prompt notice to all Members of the taking of any action by written consent under this SECTION 7.10.

         7.11 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

                                   ARTICLE 8
                 CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

         8.1      INITIAL CONTRIBUTIONS.

                  (a)      Upon execution of the Original Company
         Agreement, Syntroleum was issued 98.95 Units of Class A
         Membership Interest in consideration for a Capital
         Contribution to the Company consisting of the granting, at the First Closing, of the non-exclusive license to the Conversion
         Process as set forth in the License Agreement, which Units represented 98.95% of the aggregate Membership Interest prior to the First Closing, and became the sole Class A Member until additional Class A Members are admitted pursuant to SECTION 8.4.

                  (b)      Upon execution of the Original Company
         Agreement, SLH was issued 1.05 Units of Class B Membership
         Interest in consideration for a Capital Contribution to the Company of $1,500,000, which Units represented 1.05% of the aggregate Membership Interest prior to the First Closing, and became the sole Class B Member until Additional Class B
         Members are admitted pursuant to Sections 8.2 and 8.3. SLH shall not be required to make any further Capital
         Contributions.

         8.2      FIRST CLOSING; ECT ADMISSION AS CLASS B MEMBER.

                  (a)      At the First Closing:

                           (i)      Syntroleum  shall make an additional Capital
                  Contribution in the amount of $500,000 for no additional
                  Membership Interest and Syntroleum's Units of Membership
                  Interest shall be  adjusted downward from 98.95 Units of Class
                  A Membership Interest to 90.0 Units of Class A Membership
                  Interest. Syntroleum shall not be required to make any further
                  Capital Contributions; and

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                           (ii)     ECT shall  make a Capital  Commitment  in
                  the amount of $15,450,000, of which $1,000,000 shall be
                  contributed in cash or other immediately available funds as a
                  Capital Contribution  for four Units of Class B Membership
                  Interest, which Units represent four percent (4%) of the
                  aggregate Membership Interest in the Company.

                           (iii)    SLH shall be issued, at no expense, an
                  additional 4.95 Units of Class B Membership Interest which
                  Units, together with the Units issued to SLH upon becoming a Member pursuant to the Original Company Agreement, represent six percent (6%) of the aggregate Membership Interest in the Company.

                  (b) The First Closing shall occur at such time and place designated by the Manager and shall occur upon the execution by Syntroleum and ECT of a Membership Interest
         Purchase Agreement providing for the Capital Contributions described in SECTION 8.2(a) and the execution by Syntroleum, ECT and SLH of this Company Agreement.

                  (c)      Syntroleum, ECT and SLH consent to the
         admission of up to two additional Class B Members as described in SECTION 8.3 at the Second Closing, provided, that any amendments to this Company Agreement proposed by any additional Member (whether such Member is an additional Class
         A Member or an Additional Class B Member) shall require the unanimous approval of Members in accordance with SECTION 13.4 of this Company Agreement.

                  (d)      A description of the Members' Capital
         Contributions to, and relative Membership Interest in, the Company following the First Closing is attached to this Company Agreement as EXHIBIT A.

         8.3      SECOND CLOSING; PAYMENT OF CAPITAL COMMITMENTS OF
                  CLASS B MEMBERS.

                  (a) At the Second Closing (i) upon the terms and conditions of this Company Agreement and the terms and conditions of the Purchase Agreement between ECT and the Company, the Company will issue to ECT, in consideration for a Capital Contribution of $14,450,000, that number of additional
         Units of Class B Membership Interest equal to 7% of the aggregate Membership Interest, and (ii) upon the terms and conditions of this Company Agreement and the terms and conditions of the Purchase Agreement between any

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         Additional Class B Members and the Company, the Company will issue to not more than two  Additional Class B Members, in consideration for a Capital Contribution of $15,450,000 to be
         made by each such Additional Class B Member in the manner set forth in this SECTION 8.3, that number of Units of Class B
         Membership Interest equal 11% of the Company's aggregate
         Membership Interest for each such Additional Class B Member.
         The exact number of Additional Class B Members (up to two) to be admitted shall be at the absolute discretion of the Manager based upon the capital needs of the Company. In the event of the admission of Additional Class B Members or additional
         Capital Contributions by existing Class B Members, SLH shall be issued, at no cost to SLH, such number of additional Units of Class B Membership Interest as will be necessary to
         maintain SLH's 1.07% aggregate Membership Interest in the
         Company and Syntroleum's relative Membership Interest in the
         Company shall be proportionately reduced.

                 (b) The Second Closing shall occur on a date and at a place determined by the Manager as soon as practical after satisfaction by the Company of the conditions to the Second Closing set forth in the Membership Interest Purchase
         Agreements between the Company and ECT dated as of the Effective Date and the Membership Interest Purchase
         Agreements between the Company and the Additional Class B
         Members dated as of the date of the Second Closing.

                  (c)      At the Second Closing, ECT shall make a
         Capital Contribution to the Company by wire transfer or other certified funds in the amount of $14,450,000 which sum represents the remaining balance of the Capital Commitment of ECT and each Additional Class B Member shall make a Capital
         Contribution to the Company (by wire transfer or other certified funds with respect to the cash portion of such Capital Contribution) in the amount of $15,450,000.

                  (d)       In the event that ECT fails to make its
         required Capital Contribution of $14,450,000 at the Second
         Closing, Syntroleum shall have the option to purchase ECT's
         Membership Interest in the Company for a purchase price equal to the Capital Contributions made by ECT up to the date of the Second Closing. Should Syntroleum elect to exercise the option granted in this SECTION 8.3(d), Syntroleum shall give
         ECT written notice of its election and closing of Syntroleum's purchase shall take place at the Second Closing.

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                     Syntroleum-Sweetwater Company Agreement
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                                   CONFIDENTIAL


         8.4      ADDITIONAL CLASS A MEMBERS.

                  (a)      The Company may admit an additional Class A
         Member, in the discretion of the Manager, in exchange for a contribution by such proposed new Class A Member of the Land for the Plant, all on terms acceptable to Syntroleum. Upon the issuance of Units to an additional Class A Member under this
         SECTION 8.4(a), the Company shall issue, for no additional consideration, additional Units of Class B Membership
         Interests to each Class B Member sufficient to maintain each Class B Member's relative percentage ownership of the total
         Membership Interest of all the Members. All parties, by the execution of this Company Agreement, consent to the admission of an additional Class A Member under this SECTION 8.4(a) without any further action on their part, provided, however, that any amendments to this Company Agreement proposed by any additional Member (whether such Member is an additional Class
         A Member or an additional Class B Member) shall require the unanimous approval of Members in accordance with SECTION 13.4 of this Company Agreement.

                  (b)      The Company may admit  Republic as an
         additional Class A Member pursuant to the terms of that certain agreement dated March 4, 1997 between the Company and Republic and by which Republic has agreed to provide services to the Company in connection with obtaining debt financing for the Plant (the "Republic Agreement"). Under the terms of the Republic Agreement, the Company may be required to issue Units to Republic under certain circumstances. In such event, the Company shall also issue additional Units of Class B
         Membership Interests to all Class B Members sufficient to maintain each Class B Member's relative percentage ownership of the total Membership Interest of all the Members. All parties, by their execution of this Company Agreement, hereby consent to the admission of Republic if and when such event occurs, without any further action on their part, provided, however, that any amendments to this Company Agreement proposed by any additional Member (whether such Member is an additional Class A Member or an additional Class B Member) shall require the unanimous approval of Members in accordance with SECTION 13.4 of this Company Agreement.

         8.5      CAPITAL ACCOUNTS.

                  (a)      A separate Capital Account will be
         maintained for each Member or Economic Interest Owner. Each
         Member's or Economic Interest Owner's Capital Account

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                     Syntroleum-Sweetwater Company Agreement
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                                   CONFIDENTIAL


         will be increased by (1) the amount of money contributed by such Member or Economic Interest Owner to the Company; (2) the fair market value of property contributed by such Member or Economic Interest Owner to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code); (3) allocations to such Member or Economic Interest
         Owner of Net Profits; (4) any items in the nature of income and gain which are specially allocated to the Member pursuant to paragraphs (a), (b), (c), (d), (e), (i) and/or (j) of
         SECTION 9.2; and (5) allocations to such Member or Economic
         Interest Owner of income described in Section 705(a)(1)(B) of the Code. Each Member's or Economic Interest Owner's Capital
         Account will be decreased by (1) the amount of money distributed to such Member or Economic Interest Owner by the Company; (2) the fair market value of property distributed to such Member or Economic Interest Owner by the Company (net of liabilities secured by such distributed property that such Member or Economic Interest Owner is considered to assume or take subject to under Section 752 of the Code);
         (3) allocations to such Member or Economic Interest Owner of expenditures described in Section 705(a)(2)(B) of the Code;
         (4) any items in the nature of deduction and loss that are specially allocated to the Member or Economic Interest Owner pursuant to paragraphs (a), (b), (c), (d), (e), (i) and/or (j) of SECTION 9.2; (5) any decrease in the relative Capital
         Accounts of the Members or Economic Interest Owners under
         SECTION 13.2; and (6) allocations to the account of such Member or Economic Interest Owner of Net Losses.

                  (b) In the event of a permitted sale or exchange of a Membership Interest or Economic Interest in the Company, the Capital Account of the transferor shall become the Capital
         Account of the transferee to the extent it relates to the transferred Membership Interest or Economic Interest in accordance with Section 1.704-1(b)(2)(iv) of the Treasury
         Regulations.

                  (c) The manner in which Capital Accounts are to be maintained pursuant to this SECTION 8.5 is intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If in the opinion of the Company's accountants the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this SECTION 8.3 should be modified in order to comply with Section 704(b) of the Code and the Treasury Regulations thereunder, then notwithstanding anything to the contrary contained in the preceding provisions of this
         SECTION 8.3, the method in which Capital Accounts are maintained shall be so modified; provided, however,

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                     Syntroleum-Sweetwater Company Agreement
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                                   CONFIDENTIAL


         that any change in the manner of maintaining  Capital
         Accounts shall not materially alter the economic agreement between or among the Members or Economic Interest Owners.

                  (d) Upon liquidation of the Company, liquidating distributions will be made in accordance with the Members' or Economic Interest Owner's respective Membership Interests or
         Economic Interests, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. Liquidation proceeds will be paid in accordance with SECTION 12.3. The
         Company may offset damages for breach of this Company
         Agreement by a Member or Economic Interest Owner whose interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise distributable to such Member or Economic Interest
         Owner.

                  (e) Except as otherwise required in the Code or applicable laws, (and subject to the provisions of ARTICLE 8), no Member or Economic Interest Owner shall have any liability to restore all or any portion of a deficit balance in such Member's or Economic Interest Owner's Capital Account.

         8.6      WITHDRAWAL OR REDUCTION OF MEMBERS' CONTRIBUTIONS TO
CAPITAL. Except as specifically set forth herein, a Member or Economic
Interest Owner shall not be entitled to demand or receive out of the Company's property any part of its Capital Contribution except upon liquidation of the Company.

                                ARTICLE 9
      ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND REPORTS

         9.1 ALLOCATIONS OF PROFITS AND LOSSES FROM OPERATIONS. Except as specifically set forth in this ARTICLE 9, the Net Profits and Net Losses of the Company for each Fiscal Year will be allocated in accordance with the relative aggregate Membership Interest of each Member or Economic Interest
Owner set forth opposite such Member's or Economic Interest Owner's name on Exhibit A as such may be amended from time to time upon the admission of additional Members pursuant to the provisions hereof.

         9.2     SPECIAL ALLOCATIONS TO CAPITAL ACCOUNTS AND CERTAIN  OTHER
INCOME TAX ALLOCATIONS. Notwithstanding Section 9.1 hereof:

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                     Syntroleum-Sweetwater Company Agreement
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                                   CONFIDENTIAL

                  (a)      In the event any Member or Economic Interest
         Owner unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4),
         (5), or (6) of the Treasury Regulations, which create or increase a Deficit Capital Account of such Member or Economic
         Interest Owner, then items of Company income and gain
         (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specially allocated to such Member or Economic Interest Owner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit Capital
         Account so created as quickly as possible. It is the intent that this SECTION 9.2(a) be interpreted to comply with the alternate test for economic effect set forth in Section
         1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

                  (b)      In the event any Member or Economic Interest
         Owner would have a Deficit Capital Account at the end of any Company taxable year which is in excess of the sum of any amount that such Member or Economic Interest Owner is obligated to restore to the Company under Section
         1.704-1(b)(2)(ii)(c) of the Treasury Regulations and such Member's or Economic Interest Owner's share of minimum gain as defined in Section 1.704-2(g)(1) of the Treasury Regulations
         (which is also treated as an obligation to restore in accordance with Section 1.704-1(b)(2)(ii)(d) of the Treasury
         Regulations), the Capital Account of such Member or Economic
         Interest Owner shall be specially credited with items of Company income (including gross income) and gain in the amount of such excess as quickly as possible.

                  (c)      Notwithstanding any other provision of this
         SECTION 9.2, if there is a net decrease in the Company's minimum gain as defined in Treasury Regulation Section
         1.704-2(d) during a taxable year of the Company, then, the Capital Accounts of each Member shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that Member's or Economic Interest Owner's share of the net decrease in Company minimum gain. This SECTION 9.2(c) is intended to comply with the minimum gain chargeback requirement of Section 1.704-2 of the Treasury Regulations and shall be interpreted consistently therewith. If in any taxable year that the Company has a net decrease in the Company's minimum gain, if the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members or Economic Interest
         Owners and it is not expected that the Company will have

                                   31
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                     Syntroleum-Sweetwater Company Agreement
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                                   CONFIDENTIAL



         sufficient other income to correct that distortion, the Manager may in its discretion (and shall, if requested to do so by a Member) seek to have the Internal Revenue Service waive the minimum gain chargeback requirement in accordance with Treasury Regulation Section 1.704-2(f)(4).

                  (d)      Items of Company loss, deduction and
         expenditures described in Section 705(a)(2)(B) which are attributable to any nonrecourse debt of the Company and are characterized as partner (Member) nonrecourse deductions under
         Section 1.704-2(i) of the Treasury Regulations shall be allocated to the Members' or Economic Interest Owners' Capital
         Accounts in accordance with said Section 1.704-2(i) of the Treasury Regulations.

                  (e) Beginning in the first taxable year in which there are allocations of "nonrecourse deductions" (as described in Section 1.704-2(b) of the Treasury Regulations), such deductions shall be allocated to the Members or Economic
         Interest Owners in the same manner as Net Profit or Net Loss is allocated for such period.

                  (f) In accordance with Section 704(c)(1)(A) of the Code and Section 1.704-1(b)(2)(i)(iv) of the Treasury
         Regulations, if a Member or Economic Interest Owner contributes property with a initial Gross Asset Value that differs from its adjusted basis at the time of contribution, income, gain, loss and deductions with respect to the property shall, solely for federal income tax purposes (and not for Capital Account purposes), be allocated among the Members or Economic Interest Owners so as to take account of any variation between the adjusted basis of such property to the Company and its Gross Asset Value at the time of contribution.

                  (g)      Pursuant to Section 704(c)(1)(B) of the
         Code, if any contributed property is distributed by the Company other than to the contributing Member or Economic
         Interest Owner within five years of being contributed, then, except as provided in Section 704(c)(2) of the Code, the contributing Member or Economic Interest Owner shall, solely for federal income tax purposes (and not for Capital Account purposes), be treated as recognizing gain or loss from the sale of such property in an amount equal to the gain or loss that would have been allocated to such Member or Economic
         Interest Owner under Section 704(c)(1)(A) of the Code if the property had been sold at its fair market value at the time of the distribution.

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                     Syntroleum-Sweetwater Company Agreement
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                                   CONFIDENTIAL


                  (h)      In the case of any distribution by the
         Company to a Member or Economic Interest Owner, such Member or
         Economic Interest Owner shall, solely for federal income tax purposes (and not for Capital Account purposes), be treated as recognizing gain in an amount equal to the lesser of:

                           (i)      the excess (if any) of (A) the
                  fair market value of the property (other than money) received in the distribution over (B) the adjusted basis of such Member's or Economic Interest Owner's
                  Membership Interest or Economic Interest in the
                  Company immediately before the distribution reduced
                  (but not below zero) by the amount of money received in the distribution, or

                           (ii)     the Net Precontribution  Gain (as
                  defined in Section 737(b) of the Code) of the Member or Economic Interest Owner. The Net Precontribution
                  Gain means the net gain (if any) which would have been recognized by the distributee Member or Economic Interest Owner under Section 704(c)(1)(B) of the Code if all property which (1) had been contributed to the Company within five years of the distribution, and (2) is held by the Company immediately before the distribution, had been distributed by the Company to another Member or Economic Interest Owner. If any portion of the property distributed consists of property which had been contributed by the distributee Member or Economic Interest Owner to the Company, then such property shall not be taken into account under this
                  SECTION 9.2(h) and shall not be taken into account in determining the amount of the Net Precontribution
                  Gain. If the property distributed consists of an interest in an Entity, the preceding sentence shall not apply to the extent that the value of such interest is attributable to the property contributed to such Entity after such interest had been contributed to the Company.

                  (i)      All recapture of income tax  deductions
         resulting from sale or disposition of Company property shall be allocated to the Member or Members (or Economic Interest Owner) to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member or Economic Interest Owner is allocated any gain from the sale or other disposition of such property.

                  (j) Any credit or charge to the Capital Accounts of the Members or Economic Interest Owners pursuant to SECTIONS
         9.2(a), (b), (c), (d), and/or (e) hereof shall be taken into

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                     Syntroleum-Sweetwater Company Agreement
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                                   CONFIDENTIAL


         account in computing subsequent allocations of profits and losses pursuant to SECTION 9.1, so that the net amount of any items charged or credited to Capital Accounts pursuant to SECTIONS 9.1 and 9.2(a), (b), (c), (d), and/or (e) shall to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Member or Economic Interest Owner pursuant to the provisions of this ARTICLE 9 if the special allocations required by SECTIONS 9.2(a), (b), (c), (d), and/or (e) hereof had not occurred.

         9.3 DISTRIBUTIONS. The Company shall, to the extent it is able to do so without, in the opinion of the Manager, jeopardizing the ability of the Company to pay its obligations as they become due, distribute an amount annually which is sufficient to pay the amount of federal income taxes of the Members which arise as a consequence of the ownership by that Member of a Membership Interest. Additionally, at least annually, the Manager shall determine in its reasonable judgment to what extent, if any, the Company's cash on hand exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service, construction, development, Plant operations, acquisitions, and Reserves, such excess amount being referred to as "Available Cash". To the extent such Available Cash exists, the Manager shall make annual distributions of Available Cash to the Members within 60 days of the end of the Company's fiscal year as follows:

           Volume of Liquid Product Produced               % of Distribution         % of Distribution After
           in a Given Six Month Period                       Before Payout                    Payout
           -----------------------------------------    -------------------------    ------------------------
                                                         Synt     ECT      SLH        Synt      ECT     SLH
                                                         ----     ---      ---        ----      ---     ---
           Above 1,343,000 barrels                       87.93    11.0    1.07        87.93    11.0     1.07
           (7,900 B/D x 170 days)

           Between 1,190,000 and 1,343,000               85.74    13.0    1.26        86.83    12.0     1.17
           (7,000 B/D x 170 days)

           Between 1,020,000 and 1,190,000               83.55    15.0    1.45        85.18    13.5     1.32
           (6,000 B/D x 170 days)

           Below 1,020,000                               75.87    22.0    2.13        78.04    20.0     1.96
           (5,000 B/D x 170 days)

         9.4 STRUCTURING FEE In addition to the distributions provided in SECTION 9.3, the Company shall pay to ECT Securities Corp. a one time cash distribution equal to 3% of ECT's aggregate Capital Contributions as, and payable at the time, of the first cash distribution to Members is made by the Company.

                                    34

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                    Syntroleum-Sweetwater Company Agreement
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                                  CONFIDENTIAL


         9.5 LIMITATION UPON DISTRIBUTIONS. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company.

         9.6 ACCOUNTING PRINCIPLES. The profits and losses of the Company shall be determined in accordance with accounting principles applied on a consistent basis. It is intended that the Company will elect those accounting methods which provide the Company with the greatest tax benefits.

         9.7 INTEREST ON AND RETURN OF CAPITAL CONTRIBUTIONS. No Member or Economic Interest Owner shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution, except as otherwise specifically provided for herein.

         9.8 LOANS TO COMPANY. Nothing in this Company Agreement shall prevent any Member or Economic Interest Owner from making secured or unsecured loans to the Company by agreement with the Company.

         9.9 ACCOUNTING PERIOD. The Company's accounting period shall be the calendar year.

         9.10 RECORDS, AUDITS AND REPORTS. The Manager shall maintain records and accounts of all operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records:

              (a) a current list of the full name and last known business, residence, or mailing address of each Member or Economic Interest Owner, both past and present;

              (b) a copy of the Certificate of Formation of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

              (c) copies of the Company's federal, state, and local income tax returns and reports, if any, for the four most recent years;

              (d) copies of the Company's currently effective written Company Agreement,



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                    Syntroleum-Sweetwater Company Agreement
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                                  CONFIDENTIAL


         copies of any writings permitted or required with respect to a Member's or Economic Interest Owner's obligation to contribute cash, property or services, and copies of any financial statements of the Company for the two most recent years;

              (e)  minutes of every annual or special meeting;

              (f) any written consents obtained from Members or Economic Interest Owners for actions taken by Members without a meeting; and

              (g) annual and quarterly financial statements of the Company prepared in conformity with generally accepted accounting principles which will be distributed to any Member upon request.

         9.11 RETURNS AND OTHER ELECTIONS. The Manager shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members or Economic Interest Owners within a reasonable time after the end of the Company's Fiscal Year. The Manager shall serve as the Company's "Tax Matters Partner" under the Code. All elections permitted to be made by the Company under federal or state laws shall be made by the Manager in its sole discretion.

                                  ARTICLE 10
            TRANSFERABILITY, WITHDRAWAL AND CESSATION OF MEMBERSHIP

         10.1 GENERAL. Except as otherwise specifically provided herein, no Member or Economic Interest Owner shall have the right to:

               (a) sell, assign, transfer, exchange, pledge, hypothecate, grant a security in, permit a lien, charging order or encumbrance to exist on, or otherwise transfer or dispose of for consideration (collectively, "sell" or "sale"), or

               (b) gift, bequeath or otherwise transfer for no consideration whether or not by operation of law (collectively "gift") all or any part of its Membership Interest or Economic



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                    Syntroleum-Sweetwater Company Agreement
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                                  CONFIDENTIAL


         Interest. Each Member or Economic Interest Owner hereby acknowledges the reasonableness of the restrictions on sale and gift of Membership Interests or Economic Interests imposed by this Company Agreement in view of the Company purposes and the relationship of the Members or Economic Interest Owners. Accordingly, the restrictions on sale and gift contained herein shall be specifically enforceable. In the event that any Member or Economic Interest Owner pledges or otherwise encumbers any of its Membership Interest or Economic Interest as security for repayment of a liability, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all the terms and conditions of this ARTICLE 10 and require the secured party, upon a default or other event which would entitle it to foreclose upon such Membership Interest, to offer the Membership Interest for sale to the other Members pursuant to the right of first refusal of provisions of SECTION 10.2.

         10.2  RIGHT OF FIRST REFUSAL.

               (a) A Selling Member which desires to sell all or any portion of its Membership Interest or Economic Interest in the Company for cash only to a third party purchaser including a Member shall obtain from such third party purchaser a bona fide written offer to purchase such interest, stating the terms and conditions upon which the purchase is to be made and the cash consideration offered therefor. The Selling Member shall give written notification to the remaining Members, by certified mail or personal delivery, of its intention to so transfer such interest, furnishing to the remaining Members a copy of the aforesaid written offer to purchase such interest.

               (b) The remaining Members, and each of them, shall, on a basis pro rata to their Membership Interests or on a basis pro rata to the Membership Interests of those remaining Members exercising their right of first refusal, have the right to exercise a right of first refusal to purchase all (but not less than all) of the interest proposed to be sold by the Selling Member upon the same terms and conditions as stated in the aforesaid written offer to purchase by giving written notification to the Selling Member, by certified mail or personal delivery, of their intention to do so within ninety (90) days after receiving written notice from the Selling Member and, within such ninety (90) day period, demonstrating to the reasonable satisfaction of the Selling Member (which demonstration may include furnishing financial statements, loan commitments or other assurances consistent with transactions of this nature) such remaining Members' financial ability to complete the

                                       37
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                    Syntroleum-Sweetwater Company Agreement
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                                  CONFIDENTIAL

         purchase of the Selling Member's Membership Interest as provided in this SECTION 10.2. In the event that the remaining Members (i) do not so notify the Selling Member of their desire to exercise this right of first refusal and purchase all of such interest within said ninety (90) day period, or (ii) do not make such satisfactory demonstration of financial ability, the Selling Member shall be entitled to consummate the sale of such interest in the Company to such third party purchaser on the terms set forth in the notice delivered in accordance with SECTION 10.2(a) provided that such sale shall be consummated within 120 days of the date such notice was given.

              (c) In the event the remaining Members (or any one or more of the remaining Members) give written notice to the Selling Member of their desire to exercise their right of first refusal and to purchase all of the Selling Member's interest in the Company which the Selling Member desires to sell upon the same terms and conditions as are stated in the aforesaid written offer to purchase, the remaining Members shall have the right to designate the time, date and place of closing, provided that the date of closing shall be within one hundred twenty (120) days after receipt of written notification from the Selling Member of the third party offer to purchase.

              (d) In the event of either the purchase of the Selling Member's interest in the Company by a third party purchaser or the gift of an interest in the Company, and as a condition to recognizing the effectiveness and binding nature of any such sale or gift, the Company may require the Selling Member or Gifting Member and the proposed purchaser, donee or successor-in-interest, as the case may be, to execute, acknowledge and deliver to the Company such instruments of transfer, assignment and assumption and such other certificates, representations and documents, and to perform all such other acts which the Company may deem necessary or desirable to:

                    (i) constitute such purchaser or donee as a Member or Economic Interest Owner;

                   (ii) maintain the status of the Company as a partnership for federal tax purposes;

                  (iii) confirm that the Person desiring to acquire an interest or interests in the Company as a Member or Economic Interest Owner has accepted, assumed and

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                    Syntroleum-Sweetwater Company Agreement
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                                  CONFIDENTIAL



                  agreed to be subject and bound by all of the terms, obligations and conditions of the Company Agreement, as the same may have been further amended;

                           (iv) preserve the Company after the completion of such sale, transfer, assignment, or substitution under the laws of each jurisdiction in which the Company is qualified, organized or does business;

                           (v) assure compliance with any applicable state and federal laws including securities laws and regulations.

          (e) As a condition to recognition of any such proposed sale or gift, the Company shall have the right to request and receive an opinion of counsel acceptable to the Company confirming that any such transfer will not change the treatment of the Company as a partnership for tax purposes or result in the termination of the Company under Section 708 of the Code and that such proposed transfer has been made, or when made will be in compliance with applicable federal and state securities laws. Upon any sale or gift permitted hereunder, the Company shall continue and no vote of Members need be taken in order for the Company to so continue and such event shall not cause a dissolution of the Company.

         (f) Any sale or gift of a Membership Interest or Economic Interest or admission of a Member in compliance with this ARTICLE 10 shall be deemed effective as of the last day of the calendar month in which the remaining Members' consent thereto was given, or, if no such consent was required, then on such date that the donee or successor in interest complies with SECTION 10.2(c). The Transferring Member agrees, upon request of the remaining Members, to execute such certificates or other documents and perform such other acts as may be reasonably requested by the remaining Members from time to time in connection with such sale, transfer, assignment, or substitution. The Transferring Member hereby indemnifies the Company and the remaining Members against any and all loss, damage, or expense (including, without limitation, tax liabilities or loss of tax benefits) arising directly or indirectly as a result of any transfer or purported transfer in violation of this ARTICLE 10.

                                      39
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    10.3 RIGHT OF ASSIGNEE AS A MEMBER.

         (a) Notwithstanding anything contained herein to the contrary (including, without limitation, SECTION 10.2 hereof), if the Manager and Members holding at least 50% of the Membership Interest, excluding that held by the Member or Economic Interest Owner making such sale or gift, do not approve by written consent of the proposed sale or gift of the Transferring Member's Membership Interest or Economic Interest to a transferee or donee which is not a Member immediately prior to the sale or gift, then the proposed transferee or donee shall have no right to participate in the management of the business and affairs of the Company or to become a Member. Such transferee or donee shall be merely an Economic Interest Owner. No sale or gift of a Member's interest in the Company (including any transfer of the Economic Interest or any other transfer which has not been approved as provided herein) shall be effective unless and until written notice (including the name and address of the proposed transferee or donee and the date of such transfer) has been provided to the Company and the non-transferring Member(s). In the event that any Member sells or gives its Membership Interest to more than five Persons, the Company may require the assignees to appoint a nominee to hold all of the Economic Interest, such nominee to be responsible for accounting for the various interests of such assignees.

         (b) Upon and contemporaneously with any sale or gift of a Transferring Member's Economic Interest in the Company which does not at the same time transfer the balance of the rights associated with the Members' Membership Interest (including, without limitation, the rights of the Transferring Member to participate in the management of the business and affairs of the Company), the Company shall purchase from the Transferring Member, and the Transferring Member shall sell to the Company for a purchase price of $100.00, all remaining rights and interests retained by the Transferring Member.

    10.4 WITHDRAWAL. No Member shall have the right to resign or withdraw his Membership Interest from the Company.

    10.5  DISSOCIATION OF A MEMBER.

        (a) A Person shall cease to be a Member upon the happening of any of the following events:

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                    Syntroleum-Sweetwater Company Agreement
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         (i)  the Member's becoming a Bankrupt Member;

         (ii) in the case of a Member that is an Entity other than a corporation, the termination, dissolution, liquidation and/or commencement of winding up of the Entity;

         (iii) in the case of a Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter;

              (iv) the death, resignation or expulsion or withdrawal (as permitted by the Act) of a Member who is an individual.

   Any such event Member shall be known as a "Dissociated Member" and such event shall be referred to as a "Dissociation."

    (b) Upon any Dissociation, the Company shall continue and no vote of Members need be taken in order for the Company to so continue and such event shall not cause a dissolution of the Company. Upon the Dissociation of a Member, Members holding a majority of the remaining Membership Interest shall, subject to the provisions of the Act, elect one of the two following provisions:

              (i) The Dissociated Member's Membership Interest shall be purchased by the Company for a purchase price equal to the aggregate fair market value of the Member's Interest determined according to the provisions of SECTION 10.5(c) below. The purchase price of such interest shall be paid by the Company to the Member in cash within 60 days of determination of the aggregate fair market value or, at the Company's option, said debt may be evidenced by a promissory note bearing interest at the floating prime rate of interest set forth as the average prime rate in the Wall Street Journal, which shall be due and payable upon the expiration of five years; or

               (ii) The Dissociated Member, or assignee of Dissociated Member's Interest, shall hold the Dissociated Member's Membership Interest as an assignee.

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         (c)   The fair market value of a Member's Interest to be purchased by the Company pursuant to SECTION 10.5(b) above shall be determined by agreement between the Dissociated Member (or the assignee of the Dissociated Member's Membership Interest, as the case may be) and the Company, which agreement is subject to approval by Members holding in the aggregate at least 50% of the Membership Interest held by all Members other than the Disassociated Member. For this purpose, the fair market value of the Dissociated Member's Membership Interest shall be computed as the amount which could reasonably be expected to be realized by such Member upon the sale of the Company assets in the ordinary course of the business at the time of Dissociation. If the Dissociated Member (or the Assignee of the Dissociated Member's Membership Interest, as the case may be) and the Company cannot agree upon the fair market value of such Membership Interest within 30 days of the Disassociation, the fair market value thereof shall be determined by appraisal, the Company and the terminated Member each to choose one appraiser and the two appraisers so chosen to choose a third appraiser. The decision of a majority of the appraisers as to the fair market value of such Membership Interest shall be final and binding and may be enforced by legal proceedings. The Dissociated Member and the Company shall each compensate the appraiser appointed by it and the compensation of the third appraiser shall be borne equally by such parties.

         (d) The provision set forth herein shall not effect any claim for damages the Company may have against the Dissociated Member if such Dissociation is in violation of this Company Agreement. The Company shall have the right to offset any payments due under this SECTION 10.5 by any damages that the Company may incur as a result of a Dissociation of a Member in contravention of this Company Agreement.

                                ARTICLE 11
                            ADDITIONAL MEMBERS

     In addition to any Member properly admitted pursuant to ARTICLE
10 upon a sale or gift and any Members admitted under the provisions of SECTIONS 8.2, 8.3 or 8.4, any Person acceptable to all of the Members may become a Member in this Company upon the unanimous consent of all Members by the issuance by the Company of Membership Interests for such consideration as is unanimously approved by such Members. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Manager may, at

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its option, at the time a Member is admitted, close the Company books
(as though the Company's tax year had ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of Section 706(d) of the Code and the Treasury Regulations promulgated thereunder.

                                    ARTICLE 12
                            DISSOLUTION AND TERMINATION

     12.1  DISSOLUTION.

           (a) The Company shall be dissolved upon the occurrence of any of the following events:

               (i)  all Members agree in writing to dissolve the Company; or

              (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

           (b) The Members agree that neither the death, retirement, resignation, expulsion, withdrawal, bankruptcy or dissolution of any Member nor any other event that terminates the continued membership of any Member shall result in the dissolution of the Company.

    12.2 WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS

         (a) Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Manager shall immediately proceed to wind up the affairs of the Company and shall have all of the rights with respect thereto as set forth in the Act.

         (b) If the Company is dissolved and its affairs are to be wound up, the Manager shall:

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         (i)   Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Manager may determine to distribute any assets to the Members in kind) provided that, the Manager shall be authorized to take such time in the sale of such assets as it deems reasonable to obtain the best available price therefor;

         (ii) Allocate any Net Profit or Net Loss resulting from such sales to the Members' Capital Accounts in accordance with ARTICLE 9 hereof;

         (iii) Discharge, contest, or make reasonable provision for, including any settlement or compromise deemed reasonable in respect thereof, all liabilities of the Company, including liabilities to Members who are also creditors, to the extent otherwise permitted by law, other than liabilities to Members for distributions and the return of capital, and establish such Reserves as may be reasonably necessary to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such Reserves shall be deemed to be an expense of the Company),

         (iv)   Distribute the remaining assets in the following order:

             (1) If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to the provisions of ARTICLE 9 and of this Company Agreement to reflect such deemed sale.

             (2) The positive balance (if any) of each Member's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs) shall be distributed to the Members, either in cash or in kind, as determined by the Manager, with any assets distributed in kind being valued for this purpose at their fair market value. Any such distributions to the

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                                  CONFIDENTIAL



            Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in
            Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

                 (3) Not withstanding the provisions of SECTIONS 12.2(b)(iv)(1) and (2), in the event the Company is dissolved within three years of the Effective Date, the remaining assets of the Company shall be distributed to all Members in proportion to their Capital Contributions made in cash until such time as such distributions equal such cash Capital Contributions plus an a simple annual rate of return on such Capital Contributions of 30%.

             (c) Notwithstanding anything to the contrary in this Company Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a Deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

             (d) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

             (e) The Manager shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

     12.3 RETURN OF CONTRIBUTION NONRECOURSE TO OTHER MEMBERS. Except as provided by law or as expressly provided in this Company Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Members shall have no recourse against any other Member.

                                   45


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                                 CONFIDENTIAL



     12.4 FILING OF CERTIFICATE OF CANCELLATION. Upon the dissolution and completion of the winding up of the Company, the Manager shall file a Certificate of Cancellation with the Delaware Secretary of State.


                                 ARTICLE 13
                          MISCELLANEOUS PROVISIONS

     13.1 NOTICES. Any notices or other written communications provided for hereunder shall be in writing and shall be deemed given (i) when received if delivered in person, (ii) when sent if by facsimile transmission and a confirmation is received, (iii) two business days after deposit with an express courier if couriered on an internationally recognized express courier, or (iv) three business days after deposit with the United States Mail if mailed by registered or certified mail (return receipt requested), postage prepaid. All notices or other communications to the parties shall be at the addresses set forth in ARTICLE 4.

     13.2 APPLICATION OF DELAWARE LAW. This Company Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, and specifically the Act. The parties expressly and irrevocably consent and submit to the jurisdiction of any federal or state court sitting in Wilmington, Delaware and agree that, to the fullest extent allowed by law, such Delaware federal and state courts shall have jurisdiction over any action, suit or proceeding arising out of or relating to this Agreement. The parties each irrevocably waive, to the fullest extent allowed by law, any objection any one or more of them may have to the laying of venue of any such suit, action or proceeding brought in any state or federal court sitting in Wilmington, Delaware based upon a claim that such court is inconvenient or otherwise an objectionable forum. Any process in any action, suit or proceeding arising out of or relating to this Agreement may, among other methods, be served upon any party by delivering it or mailing it to their respective addresses set forth herein. Any such delivery or mail service shall be deemed to have the same force and effect as personal service in Wilmington, Delaware. The parties agree that the provisions of this SECTION 13.2 relating to jurisdiction and venue shall not be deemed to be the consent by any party to the exclusive jurisdiction or venue of any federal or state court sitting in Wilmington, Delaware.

     13.3 WAIVER OF ACTION FOR PARTITION. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

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                                 CONFIDENTIAL


     13.4 AMENDMENTS. This Company Agreement may not be amended except by the unanimous written agreement of all of the Members.

     13.5 EXECUTION OF ADDITIONAL INSTRUMENTS. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

     13.6 CONSTRUCTION. Whenever the singular number is used in this Company Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

     13.7 HEADINGS AND PRONOUNS. The headings in this Company Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Company Agreement or any provision hereof. All pronouns and only variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural as the identity of the Person or Persons may require.

     13.8 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Company Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

     13.9 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Company Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     13.10 SEVERABILITY. If any provision of this Company Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Company Agreement and the application there of shall not be affected and shall be enforceable to the fullest extent permitted by law.

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     13.11  ASSIGNMENT. Except as expressly contemplated in this Company
Agreement, neither this Company Agreement nor any of the rights, interests or obligations hereunder shall be assigned (which, for the purpose of this SECTION 13.11, includes the sale or other transfer of a majority of the voting securities of a party) by a party (whether by operation of law or otherwise) without the prior written consent of all parties, except for (a) an assignment by a party to an Entity which is 100% owned by such party, or
(b) an assignment by ECT to any Affiliate of ECT which is not engaged in business or operations which could reasonably be deemed to be in competition with the primary business or operations of the Company (including subsequent assignments by any such Affiliate to any other Affiliate which meets the foregoing conditions), each of which assignments may be made without the consent of the other parties, provided that written notice of any such assignment shall be promptly given to the other parties. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties and, to the extent permitted by this Company Agreement, their respective legal representatives, successors and assigns.

     13.12 CREDITORS. None of the provisions of this Company Agreement shall be for the benefit of or enforceable by any creditors of the Company.

     13.13 COUNTERPARTS. This Company Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     13.14  INVESTMENT REPRESENTATIONS.

            (a) The undersigned Members understand (1) that the Membership Interests evidenced by this Company Agreement have not been registered under the Securities Act of 1933, or any state securities laws (the "Securities Acts") because the Company is issuing these Membership Interests in reliance upon the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering, (2) that the Company has relied upon the fact that the Membership Interests are to be held by each Member for investment, and (3) that exemption from registrations under the Securities Acts would not be available if the Membership Interests were acquired by a Member with a view to distribution.

         (b) Each Member hereby confirms to the Company that such Member is acquiring the Membership Interests for such own Member's account, for investment and not

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                                 CONFIDENTIAL


     with a view to the resale or distribution thereof. Each Member agrees not to transfer, sell or offer for sale any of portion of the Membership Interests unless there is an effective registration or other qualification relating thereto under the Securities Acts or unless the holder of Membership Interests delivers to the Company an opinion of counsel, satisfactory to the Company, that such registration or other qualification under such Securities Acts is not required in connection with such transfer, offer or sale. Each Member understands that the Company is under no obligation to register the Membership Interests or to assist such Member in complying with any exemption from registration under the Securities Acts if such Member should at a later date, wish to dispose of the Membership Interest.

     13.15 LIMITATION ON DAMAGES. In no event shall a party be liable to the other parties for any special, indirect, consequential, incidental, punitive, or exemplary damages, including without limitation, lost profits or savings, regardless of the form of action giving rise to such a claim for such damages, whether in contract or tort including negligence, even if a party has been advised of the possibility of such damages. In the event a party is found, despite the provisions of this SECTION 13.15, liable to another party for special, indirect, consequential, incidental, punitive, or exemplary damages, then the maximum limit of such damages is agreed to be $5,000.



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                     Syntroleum-Sweetwater Company Agreement
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                                 CONFIDENTIAL


                                 CERTIFICATE

     The undersigned hereby agree, acknowledge and certify that the foregoing Company Agreement constitutes the Company Agreement of Syntroleum/Sweetwater Company, L.L.C. adopted by the Members of the Company effective as of the Effective Date.

SYNTROLEUM/SWEETWATER COMPANY, L.L.C.
By Syntroleum Corporation, its Manager
                                         [SEAL]



By: /s/ Mark A. Agee
    ----------------------------------
    Mark A. Agee, President


MEMBERS:

SYNTROLEUM CORPORATION
                                         [SEAL]



By: /s/ Mark A. Agee
    ----------------------------------
    Mark A. Agee, President


SLH CORPORATION


By: /s/ James R. Seward
    ----------------------------------
    James R. Seward, Chief Executive Officer

ENRON CAPITAL & TRADE RESOURCES CORP.


By: /s/ J. Kevin McConville
    ----------------------------------
Title: Vice President
    ----------------------------------


                                      50
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                     Syntroleum-Sweetwater Company Agreement
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                                 CONFIDENTIAL


                                   EXHIBIT A

                            Units Purchased                                    % Membership Interest
                          -------------------                         --------------------------------------
                           Class       Class          Capital          Class        Class
Member                       A           B          Contribution         A            B           Aggregate
----------------------    -------     -------      --------------     -------      -------       -----------

Syntroleum Corporation     90.0          --        License              100%          --             90.0%
                                                   Agreement and
                                                   $500,000


SLH Corporation              --         6.0        $1,500,000            --         60.0%             6.0%


Enron Capital & Trade        --         4.0        $1,000,000            --         40.0%             4.0%
   Resources Corp.
                                                                      -------      -------       -----------

                                                                        100%         100%            100%
                                                                      -------      -------       -----------
                                                                      -------      -------       -----------

                                      51